Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of KULR Technology Group, Inc. for the years ended December 31, 2024 and 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Marcum LLP

Los Angeles, CA

November 25, 2025